Exhibit 99.1

Pyxis Oncology Obtains $8 Million Payment for the Sale of Royalty Rights

March 27, 2024

Non-dilutive funding to support development of first-in-concept lead Antibody-Drug Conjugate (ADC) asset, PYX-201

Pyxis Oncology retains rights to three other antibodies in development by Apexigen’s licensees discovered through the APXiMAB platform

BOSTON, March 27, 2024 (GLOBE NEWSWIRE) -- Pyxis Oncology, Inc. (Nasdaq: PYXS), a clinical-stage company focused on developing next generation therapeutics to target difficult-to-treat cancers, announced today that it has completed the sale of its rights to royalties from the commercialization of Beovu® (brolucizumab-dbll) and another asset to Novartis for a one-time cash payment of $8 million.

As part of Pyxis Oncology's acquisition of Apexigen, Inc., in August 2023, the Company gained rights to royalties on Beovu and another asset discovered using APXiMAB, Apexigen's proprietary antibody discovery platform.

Under the agreement with Novartis, Pyxis Oncology will receive an $8 million payment from Novartis. Royalties previously received by Apexigen, and Pyxis Oncology will be free from any reclaim rights.

Pyxis Oncology will record the $8 million payment in Q1 2024. Pyxis Oncology retains rights to three other antibodies in development by Apexigen's licensees, which were also discovered leveraging the APXiMAB platform. Pyxis Oncology believes that it has the potential to earn future payments associated with those programs.

"We are pleased to obtain this meaningful non-dilutive capital, which will support the continued development of our promising lead ADC asset, PYX-201,” said Lara S. Sullivan, M.D., President and CEO of Pyxis Oncology.

About Pyxis Oncology, Inc.

Pyxis Oncology, Inc. is a clinical stage company focused on defeating difficult-to-treat cancers. The company is efficiently building next generation therapeutics that hold the potential for mono and combination therapies. PYX-201, an antibody-drug conjugate (ADC) that uniquely targets EDB+FN within the tumor stroma, and PYX-106, a fully human Siglec-15-targeting antibody designed to block suppression of T-cell proliferation and function, are being evaluated in ongoing Phase 1 clinical studies in multiple types of solid tumors. Pyxis Oncology’s therapeutic candidates are designed to directly kill tumor cells and to address the underlying pathologies created by cancer that enable its uncontrollable proliferation and immune evasion. Pyxis Oncology’s ADC and immuno-oncology (IO) programs employ novel and emerging strategies to target a broad range of solid tumors resistant to current standards of care. To learn more, visit www.pyxisoncology.com or follow us on Twitter and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. These statements are often identified by the use of words such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “to be,” “will,” “would,” or the negative or plural of these words, or similar expressions or variations, although not all forward-looking statements contain these words. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur and actual results could differ materially from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified herein, and those discussed in the section titled “Risk Factors” set forth in Part II, Item 1A. of the Company’s Annual Report on Form 10-K filed with SEC on March 21, 2024, and our other filings, each of which is on file with the Securities and Exchange Commission. These risks are not exhaustive. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date hereof and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

Pyxis Oncology Contact

Pamela Connealy

CFO and COO

ir@pyxisoncology.com